Agreement dated as of May 23, 2008 (the “Agreement”) between HepaLife Technologies, Inc. a Florida corporation with an office at 60 State Street, Suite 700, Boston, MA 02109 (the “Company”) and Harmel S. Rayat, an individual with an address at 1628 West 1st Avenue, Suite 216, Vancouver, British Columbia V6J1G1 (the “Lender”).

Whereas, the Lender has loaned the Company an aggregate of $877,800 (the “Loan Amount”);

Whereas, the Loan Amount is due on demand and bears interest at the rate of 8.50% per annum;

Whereas, the accrued and unpaid interest on the Loan Amount is $249,945 (the “Unpaid Interest Amount”);

Whereas, the total due Lender as at May 23, 2008 is $1,127,745.00 (the “Loan Indebtedness”);

Whereas, the Lender is an officer, director and majority stockholder of the Company;

Whereas, each of the Lender and the Company believes it is in his and its respective best interest (i) convert the Loan Amount into an aggregate of 2,065,412  units (the “Units”), each Unit consisting of one share of the Company’s common stock  (the “Conversion Shares”) and one Series C Warrant stock purchase warrant  permitting the holder thereof to purchase one share of common stock for a period of two years from the date of issuance of the Series C Warrant at a price of $0.55 per share (the “Series C Warrants”), at a conversion price of $0.425 per Unit and (ii) to reduce the Unpaid Interest Amount to $150,000, all on the terms and conditions set forth herein.

ACCORDINGLY, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by each of the parties, the parties hereto agree as follows:

1.

Loan Satisfaction and Settlement.

(a)

  The Lender hereby converts the Loan Amount into an aggregate of 2,065,412 Units. Certificates representing the Conversion Shares and the Series C Warrants shall be registered in the name of, and be delivered to, the Lender at the Closing (as hereinafter defined).

(b)

Simultaneously with the consummation of the Loan Satisfaction, the Lender agrees to accept $150,000 (the “Settlement Amount”) in full payment and satisfaction of the Unpaid Interest Amount. The Settlement Amount shall be paid by the Company at the Closing by check payable to the Lender or by wire transfer of funds in accordance with instructions to be provided by the Lender in writing.

(c)

The consummation of the transactions contemplated hereby (the “Closing”) shall occur simultaneously with the execution and delivery of this Agreement at the offices of the Company, or such other date place as the parties hereto may agree to in writing; provided, however, if the consummation of the transactions contemplated hereby has not occurred on or before June 2, 2008, this Agreement shall be deemed null and void and of no further force and effect.

2.

Representations, Warranties and Covenants of the Lender.

2.1

General.

(a)

The Lender is a bona fide resident of the jurisdiction contained in the address set forth above and is at least 21 years of age; and legally competent to execute this Agreement.

(b)

The Lender has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of the Lender concerning this transaction, and the Lender’s investment in the Company hereunder is not material when compared to the Lender’s total capacity.  The Lender understands and expressly acknowledges that an investment in the Company is of a speculative nature involving a high degree of risk.

(c)

The Lender understands and expressly acknowledges the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risk of losing its entire investment.

(d)

The Lender is aware that the Shares have not been registered under the Act, that the Shares will be issued on the basis of the statutory exemption provided by Regulation S as promulgated pursuant to the Securities Act of 1933, as amended (the “Act”); that this transaction has not been reviewed, passed on or approved by any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Lender in this Agreement.

(e)

The Lender acknowledges that he has been informed by the Company, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities.  In particular, the Lender agrees that no sale, assignment or transfer of any Shares will be valid or effective, and the Company shall not be required to give any effect to such sale, assignment or transfer, unless (i) such sale, assignment or transfer is registered under the Act, it being understood that the Conversion Shares are not currently registered for sale and that the Company has no obligation or intention to so register the Conversion Shares, or (ii) such Conversion Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, or (iii) such sale, assignment or transfer is otherwise exempt from the registration requirements under the Act.  The Lender further understands that an opinion of counsel and other documents may be required to transfer the Conversion Shares.  The Lender acknowledges that the Conversion Shares may not be resold in the United States or to a US Person as defined in Regulation S, except pursuant to an effective registration statement or an exemption from the registration provisions of the Act as evidenced by an opinion of counsel acceptable to the Company, and that in the absence of an effective registration statement covering the Conversion Shares or an available exemption from registration under the  Act, the Conversion Shares must be held indefinitely.  The Lender further acknowledges that this Agreement is not intended as a plan or scheme to evade the registration requirements of the Act;

(f)

The Lender acknowledges that the certificates evidencing the Conversion Shares will all bear the following, or a substantially similar legend, or such other legend as may appear on the forms of the Conversion Shares, and such other legends as may be required by state blue sky laws:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the  Act and any applicable state securities laws, or (2) pursuant to an applicable exemption from the registration provisions of the Act;”

(g)

the Lender is acquiring the Conversion Shares for the Lender’s own account for investment purposes only and not with a view to the sale or distribution thereof or the granting of any participation interest therein, and has no present intention of distributing or selling to others any of such interest or granting participations therein.

(h)

the Lender is not subscribing for the Conversion Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(i)

the Lender is not relying on the Company with respect to the tax and other economic considerations of an investment in the Conversion Shares.

(j)

the Lender is a resident of the country set forth on the signature page hereto;

(k)

the Lender is not a “US Person” as that term is defined in Rule 902 of Regulation S as promulgated pursuant to the  Act.

(l)

the Lender agrees that all offers and sales of the Conversion Shares shall be made in compliance with all applicable laws of any applicable jurisdiction and, particularly, in accordance with Rules 903 and 904, as applicable, of Regulation S or pursuant to registration of the Conversion Shares under the  Act or pursuant to an exemption from registration.  In any case, none of the Conversion Shares have been and will be offered or sold by the Lender to, or for the account or benefit of a U.S. Person or within the United States until after the end of a one year period commencing on the date on which this Agreement is accepted by the Company (the

“Distribution Compliance Period”), except pursuant to an effective registration statement as to the Conversion Shares or an applicable exemption from the registration requirements of the Act;

(m)

the Conversion Shares have not been offered to the Lender in the United States and the individuals making the decision to purchase the Conversion Shares and executing and delivering this Agreement on behalf of the Lender were not in the United States when the decision was made and this Agreement was executed and delivered;

(n)

the Lender will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Conversion Shares;

(o)

neither the Lender nor any of his affiliates will directly or indirectly maintain any short position, purchase or sell put or call options or otherwise engage in any hedging activities in any of the Conversion Shares or any other securities of the Company until after the end of the Distribution Compliance Period, and acknowledges that such activities are prohibited by Regulation S;

2.2

Certain Canadian Law Maters.

(a)

The Lender understands that it is purchasing the Subscribed for Units pursuant to certain exemptions from the registration and prospectus requirements of applicable securities legislation in Canada (the “Canadian Securities Laws”) afforded by, without limitation, Sections 2.3 [Accredited Lenders], and 2.5 [Family, friends and business associates] of NI 45-106 and, as a consequence, (A) certain rights, remedies and protections under securities legislation will not be available to the Lender in connection with the purchase of the Subscribed for Units; (B) the Lender may not receive information that would otherwise be required to be provided to it under securities legislation; and (C) the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(b)

If the Lender is a resident of the province of British Columbia, Canada, the subscriber represents that he is (i) purchasing the Subscribed for Units as principal and is an “accredited subscriber” as defined in NI-45-106, as adopted by the British Columbia Securities Commission (the “BCSC”) and has delivered the BC Representation Letter and the BC Investor Questionnaire, or (ii) is purchasing Subscribed for Units as a principal and is either:

1.

a director, senior officer or control person of the Company, or of an affiliate of the Company,

2.

a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Company, or of an affiliate of the Company,

3.

a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Company or of an affiliate of the Company,

4.

a close personal friend of a director, executive officer or control person of the Company, or of an affiliate of the Company,

5.

a close business associate of a director, senior officer or control person of the Company, or of an affiliate of the Company,

6.

a founder of the issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company,

7.

a parent, grandparent, brother, sister or child of the spouse of a founder of the Company,

8.

a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (i) to (vii), provided such person does not have a “prohibited relationship” with the Company, as that term is defined in subsection 66(12.671) of the Income Tax Act (Canada), or

9.

a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (i) to (vii), provided such trust or estate does not have a “prohibited relationship” with the Company, as that term is defined in subsection 66(12.671) of the Income Tax Act (Canada).

3.

Miscellaneous.

3.1

Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number, if any, specified in this Agreement no later than 6:30 p.m. (New York City  time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be the respective addresses for the parties hereto set forth in the preamble to this Settlement Agreement, or to such other address as the parties hereto may designate by notice given in accordance with this provision.

3.2

Construction. This Agreement shall be construed in accordance with the following rules of construction:

(a)

Calculation of Time Period.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b)

Gender and Number.  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(c)

Headings.  The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(d)

Herein.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(e)

Including.  The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

3.3

Entire Agreement.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by the party to be bound thereby.

3.4

Binding Nature.

This Agreement shall bind and inure to the benefit of each of the parties hereto and their respective successors.

3.5

Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

3.6

Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement.

3.7

Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.8

Governing Law.

The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Hepalife Technologies, Inc.

By: /s/ Frank Menzler

(Authorized Signatory)

Name: Frank Menzler

Title:   President

/s/ Harmel S. Rayat

Harmel S. Rayat, Individually